Exhibit 99.1

In connection with waiver of the requirement of Item 8.A.4 of Form 20-F, Vasta Platform Limited (the “Company”) hereby represents to the Securities and Exchange Commission as follows:

1.	The Company is not currently a public reporting company in any jurisdiction and is not filing or listing its IPO in any jurisdiction other than the United States.

2.	The Company is not required by any jurisdiction outside the United States to file on or prior to March 31, 2020 any consolidated financial statements, audited under any generally accepted auditing standards, for any period since the year ended December 31, 2018.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

Vasta Platform Limited

By:	/s/ Clovis Poggetti Junior
Name: Clovis Poggetti Junior
Title: Chief Financial Officer
Date: February 20, 2020